UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	September 26, 2007

MRU Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33073	33-0954381
(Commission File Number)	(I.R.S. Employer Identification No.)
590 Madison Avenue, 13th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 398-1780
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

As discussed in Item 5.02 to this Current Report on Form 8-K (the “Current Report”), on September 27, 2007, MRU Holdings, Inc. (the “Company”) entered into an amended employment agreement (the “Amended Agreement”) with Edwin J. McGuinn, Jr., its chief executive officer.

Item 2.02. Results of Operations and Financial Condition.

As discussed in Item 4.02 of this Current Report, on September 26, 2007, the audit committee (the “Audit Committee”) of the board of directors (the “Board”) of the Company concluded that the financial statements included in the Company’s Annual Reports on Form 10-KSB/A for fiscal years ended June 30, 2005 and 2006 should not be relied upon because of the accounting treatment of items described below.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On September 26, 2007, after consultation with, and review of the conclusions of, the Company’s management as discussed below, the Audit Committee concluded that the value of a warrant issued to Nomura Capital & Credit, Inc. (“Nomura”) in 2005 should be revised and restated.

On February 4, 2005, MRU Lending Inc. (“MRUL”), a wholly-owned subsidiary of the Company, entered into a credit agreement with Nomura pursuant to which Nomura agreed to provide MRUL with a $165 million secured revolving credit facility for the origination and warehousing of private student loans. Related to this transaction, Nomura was granted a warrant, subject to certain terms and conditions, to purchase common stock of the Company equal to, at that point in time, an approximately 27.5% ownership interest in the Company on a diluted basis.

Financial Accounting Standards No. 123R - Share Based Payments, requires that when payments are made in equity instruments to individuals and entities other than employees, the value ascribed to such equity instruments in the company’s financial statements be based upon either (i) the fair value of the consideration received or (ii) the fair value of the equity instruments issued, whichever is more reliably measurable. At the time of the Nomura transaction, the Company made the determination that the Nomura warrant had a deminimus value.

As a result of a review by management of the data considered in deriving the value of the warrant issued to Nomura, management has determined that the assumptions and estimates used in determining that the Nomura warrant had deminimus value should be revised. As such, a restatement is required to attribute appropriate value to the Nomura warrant.

The impact of this restatement on the consolidated balance sheet as at June 30, 2005 is an increase of $5,235,195 in deferred financing fees, net of amortization; an increase of $6,079,582 in additional paid-in capital - warrants; and an increase of $844,386 in the accumulated deficit of the Company. With respect to the consolidated statement of income for the year ended June 30, 2005, the restatement has the effect of increasing depreciation and amortization by $844,386, from $70,595 to $914,981. The Company’s net loss applicable to common shares for the year ended June 30, 2005 has increased $844,386 from $(10,367,249) to $(11,211,635). Net loss per basic and diluted shares for the year ended June 30, 2005 has increased $0.07 from $(0.75) to $(0.82).

The impact of this restatement on the consolidated balance sheet as at June 30, 2006 is an increase of $3,208,668 in deferred financing fees, net of amortization; an increase of $6,079,581 in additional paid-in capital - warrants; and an increase of $2,870,914 in the accumulated deficit of the Company. With respect to the consolidated statement of income for the year ended June 30, 2006, the restatement has the effect of increasing depreciation and amortization by $2,026,527, from $1,969,858 to $3,996,385. The Company’s net loss applicable to common shares for the year ended June 30, 2006 has increased $2,026,527 from $(36,595,595) to $(38,622,122). Net loss per basic and diluted shares for the fiscal year ended June 30, 2006 has increased $0.14 from $(2.42) to $(2.56).

As a result of the decision to restate the Company’s financial statements for the fiscal years ended June 30, 2005 and 2006, management of the Company concluded on September 26, 2007 that the previously filed financial statements as of and for the fiscal years ended June 30, 2005 and 2006, and any related reports of the Company’s independent registered public accounting firm for such periods, should no longer be relied upon. The Company has also made a decision to file a Form 10-KSB/A for each of the years ended June 30, 2005 and 2006 to change the valuation of the warrants in the consolidated balance sheets and statements of income for the fiscal years ended June 30, 2005 and 2006. The restatements do not affect the total net change in cash and cash equivalents for the fiscal years ended June 30, 2005 and 2006.

The Audit Committee and Management have discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accounting firm, Bagell, Josephs, Levine & Company, L.L.C.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 27, 2007, the Company entered into the Amended Agreement. The Amended Agreement extends the term of Mr. McGuinn’s employment as chief executive officer of the Company to October 31, 2008 (the “Scheduled Termination Date”), subject to automatic renewals for successive one-year periods thereafter.

The Amended Agreement also provides that in the event Mr. McGuinn’s employment with the Company is not renewed, Mr. McGuinn will continue to serve as a member of the Board or one of its subsidiaries for a period of one year from the Scheduled Termination Date, provided, however, that the foregoing provision will not apply if the Amended Agreement was terminated by reason of Mr. McGuinn’s death or disability or for Cause (as defined in the Amended Agreement).

In addition, the Amended Agreement provides that Mr. McGuinn’s annual salary will increase to $250,000, effective January 1, 2008 and that, unless Mr. McGuinn is terminated for Cause, all of Mr. McGuinn’s granted and unvested options will immediately vest and become immediately exercisable upon the termination of Mr. McGuinn’s employment with the Company. Further, the Amended Agreement provides that Mr. McGuinn will be allowed to exercise his options on a cashless basis, subject to the terms and conditions of any existing or future equity incentive plan.

The foregoing description of the Amended Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective September 27, 2007, the Board adopted amended and restated bylaws (the “A&R Bylaws”) for the Company. The A&R Bylaws add or revise bylaws that, among other things, (i) authorize the Board to provide for the use of uncertificated shares of the Company’s classes or series of stock in order to be eligible to participate in a Direct Registration Program pursuant to Nasdaq Marketplace Rule 4350(l), as recently amended; (ii) provide for not more than nine members of the Board (previously not more than eight members); (iii) update current practices and procedures regarding stockholder meetings; and (iv) remove the prohibition against members of the Board receiving compensation for their services as directors.

In addition, the Company made certain other ministerial revisions, updates and modifications to certain bylaws consistent with the Company’s practices and operations.

The foregoing description of the A&R Bylaws does not purport to be complete and is qualified in its entirety by reference to the A&R Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws.
10.1	Amended Employment Agreement of Edwin J. McGuinn, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRU HOLDINGS, INC.

September 28, 2007	By:	/s/ Vishal Garg
Name: Vishal Garg
Title: Chief Financial Officer